Exhibit 99.77Q1


                    FOR IMMEDIATE RELEASE

          Johnson & Johnson  Completes  Acquisition
  Of Inverness Medical Technology's Diabetes Care Products
                          Business
           ---------------------------------------

     New Brunswick, NJ (November 21, 2001) - Johnson &

Johnson (NYSE: JNJ), the world's most comprehensive and

broadly based manufacturer of health care products, today

announced the completion of its  previously announced

acquisition of Inverness Medical Technology, excluding

certain businesses.  The transaction was completed today

after Inverness shareholders voted to approve the merger

agreement with Johnson & Johnson at a meeting held at the

offices of Goodwin Procter LLP in Boston, Massachusetts on

November 20, 2001. Simultaneous with the completion of the

acquisition, Inverness completed the split-off of a new

publicly-traded company, Inverness Medical Innovations, Inc.

(AMEX: IMA), that now holds Inverness' former women's health and other non-diabetes businesses.

     Inverness will become a wholly owned subsidiary of

Johnson & Johnson and work with Johnson & Johnson's LifeScan franchise, a leading maker of blood glucose monitoring

systems for home and hospital use.

                           -more-



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    The acquisition is a stock-for-stock exchange that is

tax-free to Inverness shareholders.  Holders of Inverness

common stock will receive .5935 of a share of Johnson

& Johnson common stock plus .2 of a share of Inverness

Medical Innovations, Inc. for each share of Inverness common stock.  Cash will be provided for fractional shares of

Johnson & Johnson and Inverness Medical Innovations, Inc. The

Exchange Ratio for determining the amount of Johnson &

Johnson common stock received for each share of Inverness

common stock was calculated by dividing $35.00 by $58.9726,

the average of the daily Johnson & Johnson volume weighted

average trading prices for each of the 20 consecutive trading days ending with November 16, 2001. Johnson & Johnson intends to purchase the same number of shares of Johnson & Johnson

common stock as issued in connection with this acquisition.

The Company intends to complete such purchases through open

market transactions within 90 days of completion of the

acquisition.

     Johnson & Johnson, with approximately 100,000 employees,

is the world's most comprehensive and broadly based

manufacturer of health care products, as well as a provider

of related services, for the consumer, pharmaceutical and

medical devices and diagnostics markets.  Johnson & Johnson

has 195 operating companies in 51 countries around the world,

selling products in more than 175 countries.  For more

information on Johnson & Johnson, please visit the company's website at http://www.jnj.com.


     This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from these statements. Risks and uncertainties include general industry and market conditions; general domestic and international economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign healthcare reform; trends toward managed care and healthcare cost containment, and governmental laws and regulations affecting domestic and foreign operations. A further list and description of these risks, uncertainties and other factors can be found in Johnson & Johnson's Cautionary Statement filed as an Exhibit to Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (copies of which are available on request from the Company). The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.